UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

VERTICAL HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-23201	59-3635262
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2595 Tampa Rd.

Palm Harbor, Florida 34684

(Address of principal executive offices) (Zip Code)

Copies to:

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On December 5, 2006, Vertical Health Solutions, Inc. (the “Company”), as part of its analysis accounting for derivative instruments, determined, through its authorized officers, that it was likely that the Company would have to restate its financial statements related thereto for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and that those financial statements should not be relied upon.

Until the Company has either restated and reissued its results for the applicable periods or determined that no such restatement and reissue is warranted, investors, potential investors and other readers of the Company’s SEC filings are cautioned not to rely on the Company’s financial statements included in the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. The accounting issues may affect the amounts reported and classification of accounts in the Company’s Balance Sheets, Statements of Operations, and Statements of Cash Flows, but will not affect net change in cash and cash equivalents for any of the affected periods.

The Company cautions that its analysis of the accounting issues described in this Report are ongoing, as a result of which there can be no assurance that the adjustments described in this report will be the final adjustments that the Company determines are required. The Company is currently reviewing its debt agreements with Laurus with respect to derivatives as outlined in Financial Accounting Standard (“SFAS”) No. 133 and Emerging Issues Task Force (“EITF”) Issue No. 00-19 and is currently completing an analysis of the potential derivatives contained in the Laurus agreement and the impact of this on other instruments, including warrants, previously recognized as equity instruments. The Company anticipates filing an amended report as soon as reasonably practicable after it has concluded its analysis with regard to the financial statements. The authorized officers of the Company have discussed with the Company’s independent registered public accounting firm the matters disclosed in this Report.

TREATMENT OF LAURUS DEBT

The Company has from time to time issued debt and warrant instruments to Laurus Master Fund, Ltd. (“Laurus”). In conjunction with these issuances, the Company has entered into additional agreements with Laurus including certain registration rights agreements.

The Company has preliminarily determined that, upon its initial issuance of debt and related warrants to Laurus, certain financial instruments, including stand-alone and embedded derivative instruments, may no longer qualify to be reported as equity in the Company’s balance sheet. Rather, these instruments potentially should have been recorded as liabilities, marked to market each reporting period with changes in fair value recorded in the Statement of Operations. There may also be additional derivative instruments not previously identified by the Company for which no accounting treatment has been given.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

Dated: March 17, 2008	By:	/s/ STEPHEN M. WATTERS
Stephen M. Watters
Chief Executive Officer

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